Exhibit 10.19.3

AMENDMENT NO. 2

GOOD FAITH COMPLIANCE AMENDMENT FOR THE

ECONOMIC GROWTH AND TAX RELIEF RECONCILIATION ACT OF 2001 (EGTRRA)

This amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.

This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

Coventry Health Care, Inc. Retirement Savings Plan

The Plan named above gives the Employer the right to amend it at any time. According to that right, the Plan is amended as follows:

INCREASE IN COMPENSATION LIMIT

For Plan Years beginning on and after January 1, 2002, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any determination period shall not exceed $200,000, as adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

If Compensation for any prior determination period is taken into account in determining a Participant’s contributions or benefits for the current Plan Year, the Compensation for such prior determination period is subject to the applicable annual compensation limit in effect for that determination period. For this purpose, in determining contributions or benefits in Plan Years beginning on or after January 1, 2002, the annual Compensation limit in effect for determination periods beginning before that date is $200,000.

LIMITATIONS ON CONTRIBUTIONS

Effective date. This section shall be effective for Limitation Years beginning after December 31, 2001.

Maximum Annual Addition. Except to the extent permitted in the Catch-up Contributions section of this amendment that provides for catch-up contributions under EGTRRA section 631 and Code Section 414(v), if applicable, the Annual Addition that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year shall not exceed the lesser of:

a)   $40,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or

b)   100 percent of the Participant’s Compensation, for the Limitation Year.

The compensation limitation referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition.

Elective Deferral Limits. The cap (or the choice to not include a cap) on Elective Deferral Contributions will not change, unless otherwise specified below.

a)  ☐  (Increase the cap.) Increase the cap on Elective Deferral Contributions to _____% of Compensation.

b)  ☐  (Remove the cap.) The cap on Elective Deferral Contributions shall no longer apply.

c)  ☐  (Add a cap.) The Plan does not currently cap Elective Deferral Contributions. A Participant may not defer more than ______% of his Compensation for (Select one.)

      i)  ☐  for the Plan Year.

      ii) ☐  for the pay period.

      iii)☐  for the month.

Voluntary After-tax Contributions. Voluntary Contributions will not be added to the Plan, unless otherwise specified below.

a)  ☐  An Active Participant may make Voluntary Contributions in accordance with nondiscriminatory procedures set up by the Plan Administrator. (Select any that apply.)

i)  ☐  ______% of Compensation is the minimum Voluntary Contribution.

ii)  ☐  ______% of Compensation is the maximum Voluntary Contribution.

iii)  ☐  _______ Voluntary Contributions must be a whole percentage of Compensation.

iv)  ☐  _______ Voluntary Contributions can only be made by Nonhighly Compensated Employees.

Limit on Elective Deferral Contributions Matched. The limit on Elective Deferral Contributions matched (or the choice to not limit the Elective Deferral Contributions matched) will not change, unless otherwise specified below.

a)  ☐  (Add a stated limit.) Elective Deferral Contributions which are over _____% of Compensation won’t be matched.

b)  ☐  (Add a stated limit to additional match.) Elective Deferral Contributions which are over _____% of Compensation won’t be matched.

ELECTIVE DEFERRALS - CONTRIBUTION LIMITATION

No Participant shall be permitted to have Elective Deferral Contributions, as defined in the EXCESS AMOUNTS Section, made under this Plan, or any other qualified plan maintained by us, during any taxable year in excess of the dollar limitation contained in Code Section 402(g) in effect for such taxable year, except to the extent permitted in the Catch-up Contributions section of this amendment that provides for catch-up contributions under EGTRRA section 631 and Code Section 414(v), if applicable.

CATCH-UP CONTRIBUTIONS

Effective Date. This section shall apply to Contributions received after December 31, 2001.

Catch-up Contributions. All employees who are eligible to make Elective Deferral Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v), unless otherwise specified below. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions.

a)  ☐  Catch-up Contributions are not permitted.

MATCHING CONTRIBUTIONS WITH REGARDS TO CATCH-UP CONTRIBUTIONS

Effective January 1, 2002, there will be no Matching Contributions made on Catch-up Contributions.

DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

Effective date. This section shall apply to distributions made after December 31, 2001.

Modification of definition of Eligible Retirement Plan. For purposes of the DIRECT ROLLOVER Section, an Eligible Retirement Plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

Modification of definition of Eligible Rollover Distribution to exclude hardship distributions. For purposes of the DIRECT ROLLOVER Section, any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the Distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

Modification of definition of Eligible Rollover Distribution to include after-tax employee contributions. For purposes of the DIRECT ROLLOVER Section, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or individual retirement annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

ROLLOVERS FROM OTHER PLANS

The Plan will accept Participant Rollover Contributions and/or direct rollovers of distributions made after December 31, 2001 from the types of plans specified below beginning January 1, 2002. The Plan will accept all of the following sources of rollovers, unless otherwise specified in (a) below.

    Direct Rollovers

    The Plan will accept a direct rollover of an Eligible Rollover Distribution from:

    i)  a qualified plan described in Code Section 401(a) or 403(a), including after-tax employee contributions.

    ii)  an annuity contract described in Code Section 403(b), excluding after-tax employee contributions.

    iii)  an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

    Participant Rollover Contributions from Other Plans

    The Plan will accept a Participant contribution of an Eligible Rollover Distribution from:

    i)  a qualified plan described in Code Section 401(a) or 403(a).

    ii)  an annuity contract described in Code Section 403(b).

    iii)  an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

    Participant Rollover Contributions from IRAs

    The Plan will accept a Participant Rollover Contribution of the portion of a distribution from an individual retirement account or individual retirement annuity described in Code Section 408(a) or (b) that is eligible to be rolled over and would otherwise be includible in gross income.

(Select (a) if you want to allow only certain sources of rollovers.)

a)  ☑      The Plan will accept Participant Rollover Contributions and/or direct rollovers of distributions made after December 31, 2001 from the types of plans specified below beginning January 1, 2002.(Select any that apply.)

    Direct Rollovers

    The Plan will accept a direct rollover of an Eligible Rollover Distribution from:

i)  ☐  a qualified plan described in Code Section 401(a) or 403(a), including after-tax employee contributions.

ii)  ☑  a qualified plan described in Code Section 401(a) or 403(a), excluding after-tax employee contributions. (Cannot select if (i) is selected.)

iii)  ☑  an annuity contract described in Code Section 403(b), excluding after-tax employee contributions.

iv)  ☑  an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

Participant Rollover Contributions from Other Plans

The Plan will accept a Participant contribution of an Eligible Rollover Distribution from:

i)  ☑  a qualified plan described in Code Section 401(a) or 403(a).

ii)  ☑  an annuity contract described in Code Section 403(b).

iii)  ☑  an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

Participant Rollover Contributions from IRAs

The Plan will accept a Participant Rollover Contribution of the portion of a distribution from an individual retirement account or individual retirement annuity described in Code Section 408(a) or (b) that is eligible to be rolled over and would otherwise be includible in gross income, unless otherwise specified below.

i)  ☑  Participant Rollover Contributions from IRAs are not permitted.

ROLLOVERS DISREGARDED IN INVOLUNTARY CASH-OUTS

Rollover Contributions will be included in determining the value of account balances for involuntary distributions, unless otherwise specified below. (NOTE: Can only select (a) if the Plan is not subject to the qualified joint and survivor annuity requirements of Code Sections 401(a)(11) and 417.)

a)  ☑  Rollover Contributions are excluded in determining the value of the Participant’s nonforfeitable balance for purposes of the Plan’s involuntary cash-out rules for distributions made after November 1, 2002 (No earlier than December 31, 2001.) with respect to Participants who separated from service after November 1, 2002. (The date may be earlier than December 31, 2001.)

REPEAL OF MULTIPLE USE TEST

The multiple use test described in Treasury Regulation section 1.401(m)-2 and the EXCESS AMOUNTS Section shall not apply for Plan Years beginning after December 31, 2001.

SUSPENSION PERIOD FOLLOWING HARDSHIP DISTRIBUTION

If the Plan allows hardship distributions and the deemed hardship provisions are used, the suspension period following a hardship distribution will be decreased, unless otherwise specified in (a) below. A Participant who receives a distribution of elective deferrals after December 31, 2001, on account of hardship shall be prohibited from making elective deferrals and participant contributions under this and all other plans of ours for six months after receipt of the distribution. A Participant who receives a distribution of elective deferrals in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and participant contributions under this and all other plans of ours for six months after receipt of the distribution or until January 1, 2002, if later.

a)  ☐  The suspension period will not change. (Not available for 401(k) Safe Harbor plans.)

MODIFICATION OF TOP-HEAVY RULES

Effective date. This section shall apply for purposes of determining whether the Plan is a Top-heavy Plan for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years. This section amends the TOP-HEAVY PLAN REQUIREMENTS Section of the Plan.

Determination of top-heavy status.

Key Employee means any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was:

a)  an officer of ours if such individual’s annual Compensation is more than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002),

b)  a 5-percent owner of us, or

c)  a 1-percent owner of us who has annual Compensation of more than $150,000.

The determination period is the Plan Year containing the Determination Date.

The determination of who is a Key Employee shall be made according to Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

Determination of present values and amounts. This section shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the Determination Date.

Distributions during year ending on the Determination Date. The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”

Employees not performing services during year ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for us during the one-year period ending on the Determination Date shall not be taken into account.

Minimum benefits.

Matching contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

Contributions under other plans. We may provide in the Plan that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and matching contributions with respect to which the requirements of Code Section 401(m)(11) are met).

MODIFICATION OF TOP-HEAVY RULES - 401(k) Safe Harbor

The top-heavy requirements of Code Section 416 and the TOP-HEAVY PLAN REQUIREMENTS Section of the Plan shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and matching contributions with respect to which the requirements of Code Section 401(m)(11) are met.

PLAN LOANS FOR OWNER-EMPLOYEES AND SHAREHOLDER EMPLOYEES

Effective for plan loans made after December 31, 2001, plan provisions prohibiting loans to any shareholder-employee or Owner-employee shall cease to apply.

Signed this 29th day of October, 2002.

By  /s/ Patrisha Davis

  Chief HR Officer
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